                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of Commission Only
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             TRUSTMARK CORPORATION
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     1)   Title of each class of securities to which transaction applies:
          ---------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
          ---------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          ---------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
          ---------------------------------------------------------------
     5)   Total fee paid:
          ---------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          -------------------------------
     2)   Form, Schedule or Registration Statement No.:
          -------------------------------
     3)   Filing Party:
          -------------------------------
     4)   Date Filed:
          -------------------------------

                              TRUSTMARK CORPORATION

               Post Office Box 291 Jackson, Mississippi 39205-0291

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 13, 1999


TO THE SHAREHOLDERS:

         The annual meeting of the shareholders of Trustmark Corporation, a Mississippi corporation, will be held in the Windsor III room of the Crowne Plaza Hotel, located at 200 East Amite Street, Jackson, Mississippi 39201, on Tuesday, April 13, 1999, at 10:00 A.M., local time, for the following purposes:

         1. To elect a board of twenty-four directors to hold office for the ensuing year and until their successors are elected and qualified.

         2. To transact such other business as may properly come before the meeting.

         The close of business on February 19, 1999, has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. The stock transfer books will not close.
         You are urged to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then revoke your proxy prior to the voting thereof. The proxy also may be revoked at any time prior to its exercise by written notice to the Secretary of Trustmark Corporation or by execution of a subsequently dated proxy.

         BY ORDER OF THE BOARD OF DIRECTORS.

                              /s/ Frank R. Day
                              ----------------
                              Frank R. Day
                              Chairman






Enclosures:  1.  Proxy
             2.  Business Reply Envelope
             3.  Annual Report

                              TRUSTMARK CORPORATION

               Post Office Box 291 Jackson, Mississippi 39205-0291

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                                 April 13, 1999

                                   I. GENERAL

         This proxy statement is being sent on or about March 15, 1999, in connection with the solicitation by the Board of Directors of Trustmark Corporation (Trustmark) of proxies for the annual meeting of shareholders to be held in the Windsor III room of the Crowne Plaza Hotel, located at 200 East Amite Street, Jackson, Mississippi 39201, on Tuesday, April 13, 1999, at 10:00 A.M., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing notice of annual meeting of shareholders.
         Any shareholder giving a proxy has the right to revoke it at any time prior to its exercise on the specific matter to be voted upon by written notice to the Secretary, by revocation in person at the meeting, or by execution of a subsequently dated proxy. All valid proxies received by Trustmark will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated in an otherwise properly executed proxy, it will be voted for the slate of directors proposed by the Board of Directors.
         Shareholders of record at the close of business on February 19, 1999, are entitled to notice of and to vote at the meeting in person or by proxy. A majority of the shares outstanding constitute a quorum. On the record date, Trustmark had outstanding 71,999,616 shares of common stock. Except in the election of directors, each share is entitled to one vote, and action on a matter is approved if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions are counted for purposes of determining a quorum, but are otherwise not counted.
         Solicitation of proxies will be primarily by mail. Employees of Trustmark and its subsidiaries may be used to solicit proxies by means of telephone, telegraph, or personal contact, but at no additional compensation. Banks, brokers, trustees, and nominees will be reimbursed for reasonable expenses incurred in sending proxy materials to the beneficial owners of such shares. The total cost of the solicitation will be borne by Trustmark.

         The Board of Directors is not aware of any matters other than as set forth herein which are likely to be brought before the meeting. If other matters do come before the meeting, the persons named in the accompanying proxy or their substitutes will vote the shares represented by such proxies in accordance with the recommendations of the Board of Directors of Trustmark.

                            II. ELECTION OF DIRECTORS

         The following slate of twenty-four nominees has been proposed by the Board of Directors for election at the meeting. The shares represented by the proxies will, unless authority to vote is withheld, be voted in favor of these persons. Shareholders may make nominations at the meeting. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. This product shall be the number of votes the shareholder may cast for one nominee or by distributing this number of votes among any number of nominees. The proxies reserve the right, in their discretion, to vote cumulatively. If a shareholder withholds authority for one or more nominees and does not direct otherwise, the total number of votes the shareholder is entitled to cast will be distributed among the remaining nominees. Should any of these nominees be unable to accept the nomination, the votes which otherwise would have been cast for that nominee will be voted for such other persons as the Board of Directors shall nominate. Each director is elected to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. The persons who will be elected to the Board of Directors will be the twenty-four nominees receiving the largest number of votes.


                                                                     DIRECTOR OF
                                     BUSINESS EXPERIENCE              TRUSTMARK       DIRECTORSHIPS HELD
        NAME             AGE       DURING THE LAST FIVE YEARS           SINCE        IN OTHER COMPANIES(1)
------------------------------------------------------------------------------------------------------------
J. Kelly Allgood          58   President, Mississippi                    1991
                               BellSouth

Reuben V. Anderson        56   Partner, Phelps Dunbar,                   1980        The Kroger Company
                               L.L.P. (Attorneys)                                    BellSouth Corporation

Adolphus B. Baker         42   President and Chief Operating
                               Officer, Cal-Maine Foods, Inc.
                               since January 1997; Vice President,
                               Marketing from June 1989 to January
                               1997

John L. Black, Jr.        59   Chairman and Chief Executive              1990
                               Officer, The Waverley Group, Inc.
                               (Owns and Manages Nursing Home
                               Facilities)

Robert P. Cooke III       64   Manages Personal and Family               1991
                               Investments

William C. Deviney, Jr.   53   Chief Executive Officer,                  1995
                               Deviney Construction Company,
                               Inc. (Telecommunications
                               Construction)

D. G. Fountain, Jr.       62   President, Fountain Construction          1980
                               Company, Inc. (Mechanical and
                               Electrical Contractors)


C. Gerald Garnett         54   Chief Executive Officer,                  1993
                               Southern Farm Bureau
                               Casualty Insurance Company and
                               Southern Farm Bureau Property
                               Insurance Company

Richard G. Hickson        54   President and Chief Executive             1997
                               Officer, Trustmark Corporation and
                               Vice Chairman and Chief Executive
                               Officer, Trustmark National Bank
                               since May 1997; President and Chief
                               Operating Officer, SouthTrust Bank
                               of Georgia, N.A. from 1995 to May
                               1997; President, Texas Commerce Bank,
                               Dallas from 1993 to 1995

Matthew L. Holleman III   47   President and Chief Executive             1994
                               Officer, Mississippi Valley Gas
                               Company (Natural Gas Distribution)
                               since October 1993

Gerard R. Host            44   Treasurer, Trustmark Corporation and
                               Executive Vice President and Chief
                               Financial Officer, Trustmark National
                               Bank since 1995; Executive Vice
                               President and Chief Investment Officer
                               from September 1994 to November 1995

Fred A. Jones             63   President, Columbus Manufacturers,        1994
                               Inc. (Mail Order Distributor);
                               President, Columbus Marble Works,
                               Inc. (Manufacturer of Marble and
                               Granite Monuments and License
                               Plates)

T. H. Kendall III         62   President and General Manager,            1971
                               The Gaddis Farms, Inc. (Farming,
                               Banking, Oil Production); Chairman
                               of the Board, Trustmark National
                               Bank since February 1999


Larry L. Lambiotte        51   Co-Owner, Falco Lime, Inc.                1995
                               (Lime Sales)

Donald E. Meiners         63   President and Chief Executive             1994        Entergy Mississippi, Inc.
                               Officer, Entergy Mississippi

William Neville III       58   President, The Rogue, Ltd.                1980
                               (Men's Retailer)

Richard H. Puckett        44   President and Chief Executive             1995
                               Officer, Puckett Machinery
                               Company,(Distributor of Heavy
                               Earth Moving Equipment)

William K. Ray            62   President and Chief Executive             1998
                               Officer, Wesley Health System,
                               LLC (Hospital and Health Care
                               Holding Company)

Charles W. Renfrow        52   President, Renfrow Supply, LLC            1995
                               (Supplier of Commercial and Resi-
                               dential Construction Material);
                               President, Renfrow Insulation, LLC
                               (Commercial and Residential Insulation)

Harry M. Walker           48   Secretary, Trustmark Corporation          1992
                               since  January 1995; President and
                               Chief Operating Officer, Trustmark
                               National Bank

LeRoy G. Walker, Jr.      49   President, LTM, Inc.                      1995
                               (McDonald's Restaurant Franchises)


Paul H. Watson, Jr.       60   President, Farmers Tractor                1989
                               Company, Inc.

Kenneth W. Williams       57   Secretary-Treasurer, Coca-Cola/           1998
                               Dr Pepper Operations of Corinth/
                               Tupelo; President, Refreshments,
                               Inc.

Allen Wood, Jr.           55   President and Chief Executive             1993
                               Officer, Scientific Tele-
                               communications, Inc. (Tele-
                               communications Equipment Sales
                               and Service)

(1) Indicates other directorships in companies with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

              III. VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         On February 19, 1999, Trustmark had outstanding 71,999,616 shares of common stock, no par value, owned by approximately 5,600 shareholders. The following is certain information about shareholders beneficially owning more than five percent of the outstanding common stock of Trustmark.

Name and Address                Amount and Nature of          Percent
of Beneficial Owner             Beneficial Ownership          of Class
-----------------------         --------------------          --------
Capitol Street                      4,281,244                   5.95%
 Corporation
711 West Capitol Street
Jackson, MS 39207

Robert M. Hearin                    7,863,494                  10.92%
 Foundation; Robert M.
 Hearin Support
 Foundation (1)
711 West Capitol Street
Jackson, MS 39207

Trustmark National                  6,198,344                   8.61%
 Bank (2)
248 East Capitol Street
Jackson, MS 39201

(1) Includes 383,928 shares owned by the Robert M. Hearin Foundation, 2,920,322 shares owned by the Robert M. Hearin Support Foundation, 4,281,244 shares owned by Capitol Street Corporation, 273,000 shares owned by Bay Street Corporation and 5,000 shares owned by Mississippi Valley Gas Company. Capitol Street Corporation is a 100 percent owned subsidiary of Galaxie Corporation, which may be deemed to be controlled by the Robert M. Hearin Support Foundation. Does not include 508,854 shares held in the Mississippi Valley Gas Company pension plan, since Trustmark National Bank (the Bank) has voting and investment power over these shares. Voting and investment decisions concerning shares beneficially owned by the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation are made by the Foundations' trustees: Robert M. Hearin, Jr., Matthew L. Holleman III, Daisy S. Blackwell, E.E. Laird, Jr., Laurie H. McRee and Alan W. Perry.

(2) Includes 278,798 shares owned by the Bank's 401(k) Plan, 163,746 shares held in the Bank's Pension Plan, 3,120,176 shares held in the Bank's Employee Stock Ownership Plan (ESOP) and 3,078,168 shares held by the Bank's Trust Department in various capacities in which the Bank has investment or voting discretion. Although the Bank's Trust Department has voting and investment discretion with respect to the 3,078,168 shares held in trust, it has declined to exercise this authority as a matter of policy.

                IV. OWNERSHIP OF EQUITY SECURITIES BY MANAGEMENT

         The following table sets forth the beneficial ownership of Trustmark's common shares as of February 19, 1999, by persons who are currently serving as directors, persons nominated for election at the annual meeting and each of the executive officers named in Section V hereof. Also shown is ownership by all directors and executive officers of Trustmark as a group. The persons listed have sole voting and investment power as to all shares except as indicated. Percent of outstanding shares of common stock owned is not shown where less than one percent.

                                Amount and              Percent of
                                Nature of              Outstanding
                                Beneficial              Shares of
                               Ownership of            Common Stock
         Name                  Common Stock               Owned
----------------              -------------           ------------
J. Kelly Allgood                 27,658
Reuben V. Anderson               19,686 (1)
Adolphus B. Baker                   500
John L. Black, Jr.              549,500 (1)(2)
Robert P. Cooke III             140,060 (3)
Frank R. Day                  3,506,637 (4)               4.87%
William C. Deviney, Jr.          11,619
D. G. Fountain, Jr.             228,800 (5)
C. Gerald Garnett             1,436,242 (6)               1.99%
Richard G. Hickson               40,399 (7)
Matthew L. Holleman III       7,904,972 (8)              10.98%
Gerard R. Host                   40,974 (1)(9)
Fred A. Jones                   446,718 (1)(10)
T. H. Kendall III               347,582 (1)(11)
Larry L. Lambiotte              108,800 (12)
Robert V. Massengill             80,194
Donald E. Meiners                52,900 (1)
William Neville III             188,200 (13)
Richard H. Puckett              250,261 (1)(14)
William O. Rainey                25,493 (15)
William K. Ray                    7,500
Charles W. Renfrow              315,800 (1)(16)
Harry M. Walker                  87,515 (1)(9)
LeRoy G. Walker, Jr.              1,004
Paul H. Watson, Jr.               6,392 (1)(17)
John C. Wheeless, Jr.             1,124
Kenneth W. Williams               9,149
Allen Wood, Jr.                  27,589 (1)

Above named persons and
executive officers of
Trustmark as a group         15,863,268                  22.03%

(1)  Includes shares owned by spouse and/or minor children.

(2) Includes 28,600 shares held in a private foundation for which nominee has voting and investment authority.

(3) Includes 78,060 shares held as trustee for which nominee has voting and investment authority.

(4) Includes 59,000 shares which the named individual has the right to acquire through the exercise of options granted under Trustmark's Long Term Incentive Plan and 296,272 shares held by a charitable foundation for which the named individual serves as trustee and has shared voting and investment authority.

(5) Includes 193,200 shares held in a charitable foundation for which nominee has shared voting and investment authority.

(6) Includes 1,355,102 shares owned by Southern Farm Bureau Casualty Insurance Company and 72,000 shares owned by Southern Farm Bureau Casualty Insurance Company Employee Retirement Plan and Trust for which nominee has shared voting and investment authority.

(7)  Includes 36,392 shares which the nominee has the right to acquire   through
     the exercise of options granted under Trustmark's Long Term Incentive Plan.

(8) Includes 41,478 shares owned by nominee and immediate family members and 7,863,494 shares as to which nominee has shared voting and investment authority as a result of serving as one of six trustees of the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation, president and director of Galaxie Corporation, president and director of Capitol Street Corporation and president and director of Bay Street Corporation. These shares are reported as beneficially owned by the Robert M. Hearin Foundation and the Robert M. Hearin Support Foundation under Section III.

(9)  Includes 17,642 shares which the nominee has  the right to acquire  through
     the exercise of options  granted  under  Trustmark's  Long Term   Incentive
     Plan.

(10) Includes 34,722 shares owned by Columbus Manufacturers, Inc. and 9,336 shares owned by Quality Products, Inc., for which nominee has voting and investment authority. Also includes 149,136 shares owned in trusts for family members for which nominee's wife has voting and investment authority.

(11) Includes 87,136 shares held as trustee for which nominee has shared voting and/or investment authority. Also includes 112,056 shares owned by The Gaddis Farms, Inc. and 77,642 shares owned by Gaddis & McLaurin, Inc. for which nominee has voting authority.

(12) Includes 8,400 shares owned by Falco Lime, Inc. for which nominee has voting and/or investment authority.

(13) Includes 27,000 shares held by a corporation controlled by the  nominee.

(14) Includes 90,000 shares owned by Puckett Machinery Company and 60,360 shares held by Puckett Machinery Company Profit Sharing Plan for which nominee has either sole or shared voting and investment authority.

(15) Includes 1,250 shares which the named individual has the right to acquire through the exercise of options granted under Trustmark's Long Term Incentive Plan.

(16) Includes 4,000 shares held by Renfrow Supply Company Profit Sharing Plan for which nominee has either sole or shared voting and investment authority.

(17) Includes 2,000 shares held in an estate for which nominee has voting and/or investment authority.

               V. COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

         The following table shows the aggregate compensation for the last three fiscal years paid by Trustmark and the Bank to Trustmark's Chief Executive Officer and to the Bank's four highest compensated executive officers where compensation in the form of salaries and bonuses exceeded $100,000 in 1998. Deferred compensation is included as salary in the year earned.

                                                                           Long Term
                                       Annual Compensation                Compensation
                              -------------------------------------       ------------
                                                                           Securities
       Name and                                                            Underlying          All Other
  Principal Position          Year       Salary           Bonus (1)         Options        Compensation (2)
----------------------        ----       --------       -----------       ----------       ----------------
Richard G. Hickson            1998       $440,000        $350,000           38,000            $  2,376
President and Chief           1997        256,154         275,000           56,000             213,000
Executive Officer,            1996          N/A             N/A               N/A                N/A
Trustmark Corporation;
Vice Chairman of the
Board and Chief Executive
Officer, Trustmark National
Bank

Frank Day                     1998        250,000          N/A              12,000               6,669
Chairman of the Board,        1997        500,000         225,000           56,000               6,159
Trustmark Corporation         1996        450,000         450,000             N/A                6,304


Harry M. Walker               1998        205,000         130,000           15,000               6,669
Secretary, Trustmark          1997        197,000         110,000           30,000               6,159
Corporation; President        1996        190,000         100,000             N/A                6,271
and Chief Operating
Officer, Trustmark
National Bank

Gerard R. Host                1998        192,000         125,000           15,000               6,669
Treasurer, Trustmark          1997        182,000         105,000           30,000               6,159
Corporation; Executive        1996        175,000          90,000             N/A                6,222
Vice President and
Chief Financial Officer,
Trustmark National Bank

William O. Rainey             1998        147,500          50,000            5,000               6,669
Executive Vice                1997        142,660          42,500             N/A                6,159
President and Chief           1996        138,500          40,000             N/A                5,516
Banking Officer,
Trustmark National Bank

(1)        Includes  Business   Development   Incentive  which  was  awarded  in
           recognition of special new business development achievements. Amounts paid did not exceed $500 for any named individual in any year.

(2) All other compensation represents contributions to the Bank's ESOP except for $213,000 paid to Richard G.Hickson in 1997 for forfeited benefits of prior employment.

Option Grants During 1998 and Potential Realizable Values

     The following table sets forth as to each named executive officer, information with respect to option grants during 1998 and the potential realizable value of such option grants. The table also sets forth a hypothetical potential realizable value during a corresponding 10-year term, assuming a 5% and 10% compounded annual rate of appreciation in the value of Trustmark's shares. The 5% and 10% assumed rates of growth are for illustrative purposes only. They are not intended to predict future stock prices, which will depend on market conditions and other factors such as Trustmark's performance. Options granted during 1998 vest in four annual installments.

                                      Individual Option Grants in the Last Fiscal Year
-------------------------------------------------------------------------------------------------------------
                                                                                         Potential Realizable
                                                                                        Value at Assumed Annual
                                          % of           (1)                             Rate of Appreciation
                         Options        Options        Exercise                             for Option Term
                         Granted        Granted        Price Per       Expiration       -----------------------
      Name               in 1998        in 1998        Share ($)          Date           5.0%           10.0%
------------------       -------       ---------       ---------       ----------       --------     ----------

Richard G. Hickson        38,000         18.23%         $22.5625         5/12/08        $539,199     $1,366,435
Frank R. Day              12,000          5.76%          22.5625         5/12/08         170,273        431,506
Harry M. Walker           15,000          7.19%          22.5625         5/12/08         212,842        539,382
Gerard R. Host            15,000          7.19%          22.5625         5/12/08         212,842        539,382
William O. Rainey          5,000          2.40%          22.5625         5/12/08          70,947        179,794


(1) On the date of the grant, the exercise price of all stock options was equal to the closing price on the NASDAQ market.

Option Exercises and Holdings

       The following table provides information concerning the exercise of stock options during 1998 by the named executive officers and the unexercised stock options held by them at December 31, 1998.


Aggregated Options/Exercises in Last Fiscal Year and Fiscal Year End Option Values
----------------------------------------------------------------------------------
                                                                   In-the-Money
                        Shares                   Options at         Options at
                      Acquired on    Value     Fiscal Year End    Fiscal Year End
                        Exercise    Realized    Exercisable/        Exercisable/
      Name                (#)         ($)       Unexercisable      Unexercisable
------------------    -----------  ---------   ---------------   -----------------
Richard G. Hickson         -           -        14,000/80,000    $127,382/$384,710
Frank R. Day               -           -        56,000/12,000    $570,808/$810
Harry M. Walker            -           -         7,500/37,500     $68,240/$205,733
Gerard R. Host             -           -         7,500/37,500     $68,240/$205,733
William O. Rainey          -           -             0/5,000           $0/$337


Pension Plan

         Trustmark maintains a noncontributory pension plan (the Plan) for employees who are 21 years or older and who have completed one year of service with a prescribed number of hours of credited service. The following table specifies the estimated benefits payable upon retirement under the Plan to persons in the following remuneration and years of service classifications:

10 Year Average                    YEARS OF CREDITED SERVICE
Annual Earnings    15       20       25       30       35        40       45
---------------  -------  -------  -------  -------  -------  -------  --------
    $ 50,000     $11,250  $15,000  $18,750  $22,500  $26,250  $30,000  $ 33,750
      75,000      17,519   23,358   29,198   35,037   40,877   46,502    52,127
     100,000      25,581   34,108   42,635   51,162   59,689   67,189    74,689
     125,000      33,644   44,858   56,073   67,287   78,502   87,877    97,252
     150,000      41,706   55,608   69,510   83,412   97,314  108,564   119,814
     200,000      44,931   59,908   74,885   89,862  104,839  116,839   128,839

         Years of credited  service for the highest paid executives are: Richard
G. Hickson - 1 year, Frank R. Day - 41 years, Harry M. Walker - 27 years, Gerard
R. Host - 15 years, William O. Rainey - 17 years.
         Benefits payable under the Plan are based on a formula that takes into account the individual's average compensation over the highest consecutive ten-year period and the number of years of credited service. Average compensation can be defined as W-2 taxable income adjusted for employee contributions to 401(k) and cafeteria plans, as well as excess group term life insurance, automobile allowance, moving expenses and severance pay. The table reflects the benefit ($130,000) and compensation ($160,000) limits under federal law in effect for 1998 and assumes that the entire service period was completed under the new benefit formula that is effective for service on or after January 1, 1989.

Deferred Compensation Plan

         The Bank provides executive officers with the right to participate in a defined benefit deferred compensation plan pursuant to which the Bank is obligated to provide participants certain retirement and death benefits. Participants are required to defer 2% of salary. Benefits following normal retirement equal 50% of final salary payable for life, but not less than 10 years. The beneficiary of a participant who dies prior to normal retirement age receives a death benefit equal to specified percentages of final salary for a period of up to 10 years. Life insurance contracts have been purchased which may be used to fund payments under the plan.

Employment and Termination of Employment Agreements

         Mr. Hickson entered into an employment agreement effective May 13, 1997 (the Commencement Date), which provides for his employment as President and Chief Executive Officer of Trustmark. Trustmark is obligated to make certain payments to Mr. Hickson in the event his contract is terminated or in the event he resigns for "Good Reason", within three years after a change in control of Trustmark. The amount payable is the sum of his salary immediately prior to the change and the highest annual bonus earned in any of the three years preceding the change, multiplied by 3.5 if within 24 months of the Commencement Date, and
3.0 if termination occurs during any successive twelve month period during the term thereafter. In addition, Trustmark is required to provide certain employee benefits for a period of years equal to the severance multiple shown above, reduced by any employee benefits received from later employment. Previously granted stock options which have not vested, shall vest immediately.
         If, without a change in control, Trustmark terminates Mr. Hickson for a reason other than for cause, death, disability or retirement, Trustmark is obligated to pay Mr. Hickson an amount equal to the product of 1.5 times the sum of his annual salary and "Target Bonus" of 50 % of annual compensation for the year in which the termination occurs. Mr. Hickson will also be entitled to certain employee benefits for a period of 18 months following the termination, reduced by any employee benefits received from later employment.
         In December 1997, Trustmark entered into agreements with Harry M. Walker and Gerard R. Host which provide certain benefits in the event of a change in control of Trustmark. Pursuant to these agreements, Trustmark is obligated to make certain payments to these individuals in the event their employment is terminated or if they resign for "Good Reason" within two years after a change in control of Trustmark. The amount payable is the sum of the product of the individual's salary immediately prior to the change in control and the highest annual bonus earned in the two years preceding the change in control, multiplied by 2.0. Trustmark is required to continue certain employee benefits for the two year period following termination, reduced by any employee benefits received from later employment. Any previously granted unvested stock options vest as of the date of termination.

Compensation Committee Report on Executive Compensation

         Trustmark's Executive Compensation Committee determines the compensation of Trustmark's executive officers. In establishing that compensation, the committee considers a number of factors including levels of compensation at comparable financial institutions, contributions of the individuals to Trustmark, the financial performance of Trustmark and other relevant factors. Compensation is not directly related to the market price of Trustmark's shares since those prices are not necessarily indicative of the performance of Trustmark's executives.
         In establishing the salaries of Trustmark's executive officers, the committee principally considers compensation levels at comparable financial institutions and the recommendation of Mr. Hickson.
         Bonuses given to executive officers in 1998 were allocated from a total bonus pool of $3.225 million awarded to all bank personnel. The bonus pool was established by the committee based on the financial performance of Trustmark in

1998 compared to prior years. Bonuses were awarded to executive officers, except for Mr. Hickson, based upon Mr. Hickson's recommendation and the performance appraisal process which has been used for a number of years. Factors considered in this process include personal development, level of job responsibility, achievement of work goals and management skills. During 1998, Trustmark adopted a new, performance-based bonus program. The framework of the new bonus program, which emphasizes performance goals tailored to the individual employee's position, was also considered, although the new bonus program will not be fully implemented until 1999.
         In 1998, the committee awarded a total of 208,500 stock options pursuant to Trustmark's Long Term Incentive Plan. Options are designed to provide additional, incentive oriented, compensation to Trustmark's executives. The number of options granted is generally designed to comprise specified percentages of the executives' base salaries. The percentage varies with levels of job responsibility.
         In establishing Mr. Hickson's salary, the committee principally considered the salaries of chief executive officers in comparable financial institutions. The committee also considered Mr. Hickson's past performance and contributions to Trustmark. No prescribed quantitative measures of Mr. Hickson's or Trustmark's performance were used. In awarding this bonus, the committee considered compensation levels of chief executive officers of comparable financial institutions and Mr. Hickson's performance based on various factors principally including traditional financial results and indicators such as earnings and qualitative ratios. In addition, the committee considered regulatory compliance, competitive position and similar factors in the context of Trustmark's historical performance and the performance of comparable institutions. These factors were not assigned specific weights, and no specific quantitative measures of performance were employed. In particular,the market price of Trustmark's shares during 1998 was not considered as a significant factor.
         In 1998, Mr. Hickson was awarded options to purchase 38,000 shares of Trustmark's stock at $22.5625 per share, which was the market price of such shares on the date awarded. The number of options granted was designed to provide Mr. Hickson with additional, incentive-based compensation equal to 60 percent of Mr. Hickson's base salary.

                                      Executive Compensation Committee
                                      --------------------------------
                                      C. Gerald Garnett, Chairman
                                      D.G. Fountain, Jr.
                                      William F. Goodman, Jr.
                                      Matthew L. Holleman III
                                      T.H. Kendall III
                                      William Neville III
                                      Ben Puckett

Compensation Committee Interlocks and Insider Participation in
Compensation Decisions

        The Executive Compensation Committee is composed of the persons identified above. Mr. Goodman is a partner in a law firm which was retained by Trustmark and the Bank during 1998 and which is anticipated to be retained during 1999. During 1998, no executive officer of Trustmark or any of its subsidiaries served as a member of the compensation committee (or other board or committee performing similar functions) or the board of directors of another entity, one of whose executive officers served on the Executive Committee or the Board of Directors of Trustmark.

Compensation of Directors

        Directors' meetings of Trustmark are held in conjunction with meetings of the Board of Directors of the Bank. During 1998, members of the Executive
Committee were paid $1,875 per month. All other directors and each committee chairman received $750 and $1,000, respectively, for each board meeting attended. Trustmark provides nonemployee directors the opportunity to participate in a deferred fee plan pursuant to which participants may elect to defer up to 100% of fees earned. The plan provides specified death and retirement benefits in accordance with the plan agreement. Members of the Board of Directors who are salaried officers of Trustmark or the Bank are not paid directors' fees.

Performance Graph

        The following graph compares Trustmark's annual percentage change in cumulative total return on common shares over the past five years with the cumulative total return of companies comprising the NASDAQ market value index and the KBW 50 Total Return Index. The KBW 50 is an industry index prepared by Keefe, Bruyette and Woods, Inc. and consists of 50 bank holding companies, including all money-center and most major regional bank holding companies.
        This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1993, and that dividends received were immediately invested in additional shares. The graph plots the value of the initial $100 investment at one-year intervals.

                        FIVE YEAR CUMULATIVE TOTAL RETURN
        ----------------------FISCAL YEAR ENDING---------------------------
        COMPANY            1993   1994     1995     1996     1997     1998
        -------------------------------------------------------------------
        Trustmark Corp.    100   123.54   164.75   188.75   349.33   347.64
        KBW 50             100    94.90   152.00   215.01   314.32   340.34
        NASDAQ Market      100   104.99   136.18   169.23   207.00   291.96

                        VI. TRANSACTIONS WITH MANAGEMENT

        No executive officer, director, nominee, their related entities or their immediate family members have been indebted to Trustmark, or any subsidiaries, other than the Bank, at any time since January 1, 1998. In the ordinary course of business, the Bank and its subsidiaries have had, and expects to have in the future, banking and securities brokerage transactions (including loans, repurchase transactions, reverse repurchase transactions and other routine transactions) in excess of $60,000 with executive officers, directors, nominees, related entities and immediate family members. Such transactions are made on substantially the same terms, including, in the case of loans, interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. None of the loans involved more than the normal risks of collectibility and presented no other unfavorable features.
        For the year 1998, Scientific Telecommunications, Inc., a company controlled by Director Allen Wood, Jr., was paid $787,887 for telecommunications equipment and services. Reuben V. Anderson is a partner in the law firm of Phelps Dunbar, L.L.P. This firm was retained by Trustmark or the Bank on various legal matters during 1998 and it is anticipated that this firm will be retained during 1999.
        During 1998, the Bank engaged in business relationships with various entities in which members of the Board of Directors have direct and indirect interests. None of these relationships were considered material to the Bank or such entity.

                   VII. OTHER INFORMATION CONCERNING DIRECTORS

        During 1998, Trustmark had an Audit Committee composed of J.Kelly Allgood, Chairman, Fred A. Jones, Richard H. Puckett, William K. Ray, Paul H. Watson, Jr., Allen Wood, Jr. and Advisory Director Harry H. Bush. This committee, which conducts the usual and necessary activities in connection with the audit functions of Trustmark, held eight meetings during 1998.
        Trustmark's Executive Compensation Committee, which was composed of C. Gerald Garnett, Chairman, D.G. Fountain, Jr., William F. Goodman, Jr., Matthew
L. Holleman III, T.H. Kendall III, William Neville III and Ben Puckett, held five meetings during 1998.
        There were eleven meetings of the Board of Directors held during 1998. Of those directors serving during 1998, none attended fewer than 75% of the Board meetings and meetings of those committees of which they were members, except for John C. Wheeless, Jr.

          VIII. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Directors, certain officers of Trustmark and its subsidiaries and holders of more than 10% of Trustmark's outstanding shares are required to file reports under Section 16 of the Securities Exchange Act of 1934. Federal regulations require disclosure of any failures to file these reports on a timely basis. Trustmark believes that during 1998, its officers, directors and greater than 10% beneficial owners complied with all filing requirements except Director William K. Ray, who filed one late report covering one transaction.

                          IX. PROPOSALS OF SHAREHOLDERS

        In order for a shareholder proposal to be included in a proxy statement and form of proxy prepared by the Board of Directors, it must meet the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 and be received at the principal executive offices of Trustmark not less than 120 days in advance of the date the previous year's proxy statement and form of proxy were mailed to shareholders. Thus, a shareholder proposal must be received before November 15, 1999, in order to be included in the proxy statement and form of proxy for the 2000 annual meeting.

        BY ORDER OF THE BOARD OF DIRECTORS.

                                     /s/ Frank R. Day
                                     ----------------
                                     Frank R. Day
                                     Chairman

                                   APPENDIX I

                                   PROXY CARD

                              TRUSTMARK CORPORATION
                               POST OFFICE BOX 291
                        JACKSON, MISSISSIPPI 39205-0291

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on April 13, 1999.

The undersigned, having received Notice of Meeting and Proxy Statement dated March 15, 1999, appoint D. G. Fountain, Jr., T. H. Kendall III and William Neville III and each or any of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Trustmark Corporation which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of the Corporation to be held on April 13, 1999, in the Windsor III room of the Crowne Plaza Hotel, located at 200 East Amite Street, Jackson, Mississippi, at 10:00 A.M., local time, and any adjournment thereof, as follows:

1.  Election of Directors

     J. Kelly Allgood, Reuben V. Anderson, Adolphus B. Baker, John L. Black, Jr., Robert P. Cooke III, William C. Deviney, Jr., D.G. Fountain, Jr., C. Gerald Garnett, Richard G. Hickson, Matthew L. Holleman III, Gerard R. Host, Fred A. Jones, T.H. Kendall III, Larry L. Lambiotte, Donald E. Meiners, William Neville III, Richard H. Puckett, William K. Ray, Charles
     W. Renfrow, Harry M. Walker, LeRoy G. Walker, Jr., Paul H. Watson, Jr., Kenneth W. Williams, and Allen Wood, Jr.

Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with the decision of the Board of Directors.

SEE REVERSE SIDE

(X) Please mark your vote as in this example

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is made, or if any other matter properly comes before the meeting for which no choice has been specified, the shares will be voted in accordance with the recommendation of the Board of Directors. Unless authority is withheld as to a particular nominee, the proxy will be voted for each nominee listed. The undersigned hereby authorizes the proxies, in their discretion, to vote the undersigned's shares cumulatively.

1.   Election of Directors (see reverse)

     (   ) FOR all nominees

     (   ) WITHHOLD all nominees

     (   ) FOR, EXCEPT vote withheld from the following nominee(s):

           --------------------------------------------------------


Please sign exactly as name appears. When shares are held as joint tenants, both are requested to sign. Trustees, attorneys, executors, administrators, guardians, and others signing in a representative capacity should indicate the capacity in which they sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature                                          Date
          --------------------------------------        ------------------

Signature                                          Date
          --------------------------------------        ------------------

Please mark, sign, date and return proxy card promptly using the enclosed envelope.